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EXHIBIT 11


                           DOLE FOOD COMPANY, INC.

                  COMPUTATIONS OF EARNINGS PER COMMON SHARE
                                 (Unaudited)
                      (in 000s, except per share amounts)


                                                            Quarter Ended
                                                        ------------------------
                                                        October 4,    October 5,
                                                           1997          1996
                                                        ----------    ----------
 PRIMARY
 Net income applicable to common shares                 $  24,443     $  22,966
                                                        ----------    ----------
 Average number of common shares outstanding
   during the period                                       59,989        60,108
   Add:
     Shares issuable upon exercise of stock
       options at average prices during the
       period                                                 513           522
                                                        ----------    ----------
     Total primary shares                                  60,502        60,630
                                                        ----------    ----------

 Primary earnings per common share                      $    0.40     $    0.38
                                                        ----------    ----------
                                                        ----------    ----------

 FULLY DILUTED
 Net income applicable to common shares                 $  24,443     $  22,966
                                                        ----------    ----------

 Average number of common shares outstanding
   during the period                                       59,989        60,108
   Add:
     Shares issuable upon exercise of stock
       options at higher of average prices or
       end of period prices                                   694           522
                                                        ----------    ----------
 Total fully diluted shares                                60,683        60,630
                                                        ----------    ----------

 Fully diluted earnings per common share                $    0.40     $    0.38
                                                        ----------    ----------
                                                        ----------    ----------

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                                                                     EXHIBIT 11
                                                                    (CONTINUED)

                            DOLE FOOD COMPANY, INC.

                  COMPUTATIONS OF EARNINGS PER COMMON SHARE
                                 (Unaudited)
                     (in 000s, except per share amounts)


                                                          Three Quarters Ended
                                                       -------------------------
                                                       October 4,     October 5,
                                                          1997           1996
                                                       -----------    ----------
 PRIMARY
 Net income applicable to common shares                 $ 136,915     $ 116,555
                                                       -----------    ----------

 Average number of common shares outstanding
   during the period                                       59,928        60,017
   Add:
     Shares issuable upon exercise of stock
       options at average prices during the
       period                                                 421           455
                                                       -----------    ----------
     Total primary shares                                  60,349        60,472
                                                       -----------    ----------

 Primary earnings per common share                      $    2.27     $     1.93
                                                       -----------    ----------
                                                       -----------    ----------

 FULLY DILUTED
 Net income applicable to common shares                 $ 136,915     $  116,555
                                                       -----------    ----------

 Average number of common shares outstanding
   during the period                                       59,928         60,017
   Add:
     Shares issuable upon exercise of stock
       options at higher of average prices or
       end of period prices                                   694           455
                                                       -----------    ----------
 Total fully diluted shares                                60,622        60,472
                                                       -----------    ----------

 Fully diluted earnings per common share                $    2.26     $    1.93
                                                       -----------    ----------
                                                       -----------    ----------